EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, John D. Reedy, Executive Vice President, Treasurer and Chief Financial Officer of Michael Foods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (the “Report”).

The undersigned hereby certifies that:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of August, 2002.

/s/ John Reedy
John D. Reedy
Executive Vice President, Treasurer and
Chief Financial Officer